EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Year Ended December 31, 2020 Financial Results

Net Investment Income of $0.30 Per Share, Covers Distribution

100% Performing Portfolio

NEW YORK, Feb. 24, 2021 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (NASDAQ: SUNS) (the “Company” “Solar Senior” or “SUNS”) today reported net investment income of $4.8 million, or $0.30 per average share, for the quarter ended December 31, 2020. For fiscal year 2020, net investment income was $20.4 million, or $1.27 per average share.

At December 31, 2020, net asset value (NAV) was $15.91 per share, an increase of $0.12 per share from September 30, 2020, driven primarily by unrealized mark-to-market appreciation. At December 31, 2020, 100% of Solar Senior’s portfolio was performing.

The Company’s Board of Directors declared a monthly distribution for March 2021 of $0.10 per share payable on April 2, 2021 to stockholders of record on March 18, 2021. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2020:

Comprehensive Investment portfolio* fair value: $461.0 million

Number of unique issuers*: 205

Net assets: $255.4 million

Net asset value per share: $15.91

Net Debt to Equity: 0.34x

Available Capital**: Over $290 million, subject to borrowing base availability

Comprehensive Portfolio Activity*** for the Quarter Ended December 31, 2020

Investments made during the quarter: $35.4 million

Investments repaid or sold during the quarter: $98.6 million

Comprehensive Portfolio Activity*** for the Year Ended December 31, 2020

Investments made during the year: $166.6 million

Investments prepaid or sold during the year: $370.9 million

Operating Results for the Quarter Ended December 31, 2020

Net investment income: $4.8 million

Net investment income per share: $0.30

Net realized and unrealized gain: $2.0 million

Net increase in net assets from operations: $6.9 million

Earnings per share: $0.43

Operating Results for the Year Ended December 31, 2020

Net investment income: $20.4 million

Net investment income per share: $1.27

Net realized and unrealized loss: $6.5 million

Net increase in net assets from operations: $13.9 million

Earnings per share: $0.87

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.’s investment portfolio, Gemino Healthcare Finance’s (“Gemino”) full portfolio and North Mill Holdco LLC’s (“North Mill”) full portfolio, and excludes the Company’s fair value of its equity interest in Gemino and North Mill.

** See Liquidity and Capital Resources

*** Comprehensive Portfolio Activity includes gross originations/repayments through Gemino and North Mill.

“The Company’s portfolio remained 100% performing through 2020, reflecting our focus on first lien senior secured cash flow and asset-based loans in our niche specialty finance verticals,” said Michael Gross, Co-CEO of SUNS. “The resiliency of our portfolio companies and their continued access to liquidity, as well as improved market technicals, drove the increase in our Net Asset Value per share since March 2020.”

“The conservative management of SUNS’ assets and liabilities through an extended period of frothy credit markets has positioned the company with a solid portfolio, a stable funding profile, low leverage, strong liquidity, and favorable positioning to make new investments,” said Bruce Spohler, Co-CEO of SUNS. “We’re encouraged by the recent pickup in M&A and refinancings in our sponsor finance business, as well as the increase in activity in our asset-based loan strategies. Last year, the strong fundamental performance our portfolio companies, coupled with the Federal government’s liquidity support programs, enabled an outsized portion of them to repay their loans to SUNS. Currently, we are seeing a strong pipeline of first lien cash flow and asset-based loan investment opportunities that will enable us to re-ramp our portfolio.”

Conference Call and Webcast
The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Thursday, February 25, 2021. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 1664706 when prompted. A telephone replay will be available until March 11, 2021 and can be accessed by dialing (855) 859-2056 and using the passcode 1664706. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio
Investment Activity

During the quarter ended December 31, 2020, Solar Senior Capital had total originations of $35.4 million and repayments of $98.6 million across the Company’s core businesses comprised of senior secured cash flow, traditional asset-based lending and healthcare asset-based lending, resulting in a net portfolio reduction of $63.2 million to the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended December 31, 2020 was as follows:

Comprehensive Investment Portfolio Activity(1) Q4 2020 (in millions)
Asset Classes	Cash Flow Loans	Asset-Based Loans North Mill	Asset-Based Healthcare Loans Gemino	Life Science	Total Portfolio Activity
Originations	$19.2	$8.3	$7.9	$0.0	$35.4
Repayments / Amortization	$70.5	$14.5	$13.6	$0.0	$98.6
Net Portfolio Activity	$(51.3)	$(6.2)	$(5.7)	$0.0	$(63.2)

(1) Portfolio activity includes gross originations/repayments across each business unit.

During the year ended December 31, 2020, Solar Senior Capital had total originations of $166.6 million and repayments of $370.9 million across the Company’s core businesses comprised of senior secured cash flow, traditional asset-based lending and healthcare asset-based lending, resulting in net portfolio reduction of $204.3 million in the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the year ended December 31, 2020 was as follows:

Total Portfolio Activity – Year Ended 2020(1) (in millions)
Asset Classes	Cash Flow Loans	Asset-based Loans North Mill	Asset-based Healthcare Loans Gemino	Life Science	Total Portfolio Activity
Originations	$63.0	$71.2	$24.6	$7.8	$166.6
Repayments / Amortization	$182.7	$93.7	$91.0	$3.5	$370.9
Net Portfolio Activity	$(119.7)	$(22.5)	$(66.4)	$4.3	$(204.3)

(1) Portfolio activity includes gross originations/repayments across each business unit.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at December 31, 2020 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset-level Yield
	($mm)%
First Lien Senior Secured Loans
Cash Flow 1st Lien Senior Secured Loans	$218.7	47.4%	6.7%[5]
Traditional Asset-Based 1st Lien Senior Secured Loans(1) (North Mill)	$148.7	32.3%	12.7%[6]
Healthcare Asset-Based 1st Lien Senior Secured Loans(2) (Gemino)	$65.3	14.2%	12.4%[6]
Life Science 1st Lien Senior Secured Loans	$28.2	6.1%	9.3%[7]
Total First Lien Senior Secured Loans	$460.9	100.0%
Cash Flow 2nd Lien Senior Secured Loans	$0.0	0.0%	n/a
Total Senior Secured Loans	$460.9	100.0%	9.6%
Equity and Equity-like Securities(3)	$0.1	<0.1%
Total Comprehensive Investment Portfolio	$461.0	100.0%
Floating Rate Investments(4)	$449.0	97.4%

(1) Includes North Mill’s full portfolio, all of which are 1st lien senior secured loans.

(2) Includes Gemino’s full portfolio, all of which are 1st lien senior secured loans.

(3) Excludes the Company’s equity investments in North Mill and Gemino, which distribute quarterly dividends to the Company.

(4) Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio.

(5) Represents the yield to maturity based on fair market value at December 31, 2020.

(6) Represents total interest and fee income for the three month period ending on December 31, 2020 against the average portfolio over the same fiscal period, annualized.

(7) Represents the weighted average of each individual loan’s yield to maturity based on fair value at December 31, 2020 (excluding exit fees or warrants).

The Comprehensive Investment Portfolio is diversified across approximately 205 unique borrowers in over 120 industries. The average issuer exposure is $2.3 million, or <0.5% of the comprehensive portfolio.

As of December 31, 2020, more than 99.9% of the Comprehensive Portfolio was invested in first lien senior secured cash flow and asset-based loans and 0% in second lien senior secured cash flow loans, and less than 0.1% is in equity.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 9.6% at December 31, 2020.

Solar Senior Capital Ltd. Portfolio

Asset Quality

At December 31, 2020, 100% of the Company’s portfolio was performing with no investments on non-accrual.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2020, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of SUNS Portfolio
1	$41.9	12.3%
2	$290.8	85.3%
3	$8.1	2.4%
4	$0.0	0.0%

Solar Senior Capital Ltd.’s Results of Operations for the Year Ended December 31, 2020 compared to the Year Ended December 31, 2019:

Investment Income

For the years ended December 31, 2020 and 2019, gross investment income totaled $31.8 million and $40.1 million, respectively. The decrease in gross investment income from fiscal year 2019 to fiscal year 2020 was primarily due to a reduction in portfolio yield, mainly as a result of the approximately 160 basis point decrease in average LIBOR year over year, on a smaller income producing portfolio on average.

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income(1) (in millions)
For the Year Ended:	Cash Flow Lending	Asset-based Lending (North Mill)	Asset-based Healthcare Lending (Gemino)	Life Science	Total
12/31/2020	$4.4	$1.3	$0.9	$0.7	$7.3
% Contribution	61.6%	17.3%	11.8%	9.3%	100.0%

(1) Investment Income Contribution by Business Unit includes interest income/fees from cash flow and life science loans on balance sheet and distributions from North Mill and Gemino.

Expenses

Net expenses totaled $11.4 million and $17.5 million, respectively, for the fiscal years ended December 31, 2020 and 2019. Over the same periods, $0.1 million and $1.5 million of performance-based incentive fees and $3.7 million and $1.3 million of base management fees, were voluntarily waived by the Company’s investment manager.

Net Investment Income

Net investment income totaled $20.4 million and $22.6 million, or $1.27 and $1.41 per average share, respectively, for the fiscal years ended December 31, 2020 and 2019.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the fiscal years ended December 31, 2020 and 2019 totaled approximately $(6.5) million and $0.3 million, respectively.

Net Increase in Net Assets Resulting from Operations

For the fiscal years ended December 31, 2020 and 2019, the Company had a net increase in net assets resulting from operations of $13.9 million and $22.9 million, respectively. For the fiscal years ended December 31, 2020 and 2019, earnings per average share were $0.87 and $1.43, respectively.

Liquidity and Capital Resources

Unsecured Debt
At December 31, 2020, approximately 94% of the Company’s funded debt, or $85 million, was comprised of unsecured notes.

Credit Facilities and Available Capital
At December 31, 2020, the Company had $5.4 million of borrowings under its $300 million of revolving credit facilities, resulting in a total of $90.4 million of funded debt and over $290 million of available capital, subject to borrowing base limits.

Leverage
As of December 31, 2020, the Company’s net debt to equity ratio was 0.34x. The Company’s low leverage provides a significant cushion to its regulatory asset coverage limit of 2.0x debt-to-equity as well as its target leverage ratio of 1.25–1.50x debt-to-equity.

Unfunded Revolver Commitments
As of December 31, 2020, Solar Senior had unfunded revolver commitments of approximately $5.2 million that can be fully drawn by the borrowers.

Financial Statements and Tables

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	December 31, 2020	December 31, 2019
Assets
Investments at fair value:
Companies less than 5% owned (cost: $251,163 and $363,947, respectively)	$246,963	$361,665
Companies more than 25% owned (cost: $98,439 and $98,439, respectively)	93,867	98,600
Cash	3,851	7,054
Cash equivalents (cost: $299,998 and $99,898, respectively)	299,998	99,898
Interest receivable	1,373	1,933
Dividends receivable	1,753	1,893
Receivable for investments sold	—	6,667
Prepaid expenses and other assets	192	248

Total assets	$647,997	$577,958

Liabilities
Debt ($90,403 and $211,202 face amounts, respectively, reported net of unamortized debt issuance costs of $1,910 and $1,901, respectively.)	$88,493	$209,301
Payable for investments and cash equivalents purchased	299,998	101,811
Distributions payable	1,605	1,885
Management fee payable	—	426
Interest payable	1,312	1,172
Administrative services payable	646	826
Other liabilities and accrued expenses	539	723

Total liabilities	$392,593	$316,144

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 16,049,034 and 16,046,214 issued and outstanding, respectively	$160	$160
Paid-in capital in excess of par	274,205	282,181
Accumulated distributable net loss	(18,961)	(20,527)

Total net assets	$255,404	$261,814

Net Asset Value Per Share	$15.91	$16.32

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Year ended December 31,
	2020	2019
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$22,830	$30,496
Companies 5% to 25% owned	—	386
Dividends:
Companies more than 25% owned	8,500	9,060
Other income:
Companies less than 5% owned	474	122
Companies 5% to 25% owned	—	27

Total investment income	31,804	40,091

EXPENSES:
Management fees	$4,119	$4,799
Performance-based incentive fees	95	1,484
Interest and other credit facility expenses	7,898	10,738
Administrative services expense	1,575	1,575
Other general and administrative expenses	1,485	1,667

Total expenses	15,172	20,263

Management fees waived	(3,655)	(1,317)
Performance-based incentive fees waived	(95)	(1,476)

Net expenses	11,422	17,470

Net investment income	$20,382	$22,621

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:

Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$193	$(6,741)
Companies 5% to 25% owned	—	1,979

Net realized gain (loss) on investments and cash equivalents	193	(4,762)

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(1,918)	4,861
Companies 5% to 25% owned	—	1,174
Companies more than 25% owned	(4,733)	(950)

Net change in unrealized gain (loss) on investments and cash equivalents	(6,651)	5,085

Net realized and unrealized gain (loss) on investments and cash equivalents	(6,458)	323

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$13,924	$22,944

EARNINGS PER SHARE	$0.87	$1.43

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, financial condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770